                ITEM 14.c(1) 21 SUBSIDIARIES OF THE REGISTRANT

                             ICO International, Inc.
                           ICO Tubular Services, Inc.
                 (Formerly Baker Hughes Tubular Services, Inc.)
                            Permian Enterprises, Inc.
                       Frontier Inspection Services, Inc..
                               Shearer Supply Ltd.
                      The Innovation Company, S.A. de C.V.
                       B&W Equipment Sales and Mfg., Inc.
                                 RJD Corporation
                             Wedco Technology, Inc.
                            Wedco International, Inc.
                                   Wedco, Inc.
                        Wedco Manufacturing Systems, Inc.
                           Tri-Delta Technology, Inc.
                             Wedco DISC Texas, Inc.
                                Wedco Sales, Inc.
                        Wedco Design & Development, Inc.
                                 ICO Acquisition
                        ICO Acquisition of Indiana, Inc.
                            Bayshore Industrial, Inc.
                                Wedco Europe B.V.
                               Wedco Holland B.V.
                           Wedco Technology U.K. Ltd.
             Willoughby Engineering and Development Corporation A.B.